Exhibit 10.1

2006 Route 130 North, Burlington, NJ 08016

Phone: (609) 387-7800 Fax: (609) 239-9675

PERSONAL AND CONFIDENTIAL

July 28, 2026

Via Electronic Mail

Matthew Pasch

Dear Matt:

This letter sets forth the proposal of Burlington Coat Factory Warehouse Corporation (the “Company”) regarding your separation from employment with the Company. Upon your acceptance of the terms and conditions set forth in this Letter Agreement (the “Letter Agreement”) and the General Release attached hereto as Exhibit A (the “Release”), the Company agrees to provide you with the severance package set forth in this Letter Agreement on the conditions described herein. For the purposes of this Letter Agreement, reference to the Company shall also include reference to any or all of Burlington Coat Factory Warehouse Corporation or Burlington Stores, Inc., wherever appropriate or as their interests may appear. Terms referenced but not defined herein shall have the meaning set forth in the Burlington Stores, Inc. Executive Severance Plan (amended and restated, effective March 17, 2026) (the “Severance Plan”).

1.
Last Date of Employment:
(a)
Your last day of employment with the Company will be September 1, 2026 (“Last Day”); provided, however, that the Company may terminate your employment at any time prior to September 1, 2026 upon notice to you, in which case (i) you will continue to be entitled to receive the payments and benefits provided for in Paragraph 5 of this Letter Agreement in accordance with the terms of this Letter Agreement and the Severance Plan (provided such termination of employment is without Cause) and (ii) references to “Last Day” in this Letter Agreement shall be deemed to refer to the date on which the Company provides notice to you of your termination of employment.
(b)
From the Effective Date (as defined below), through your Last Day, you will continue to perform your duties as Executive Vice President and Chief Human Resources Officer; provided, however, that the Company may relieve you of any or all duties at any time prior to your Last Day. As of the Last Day, you shall no longer serve as an officer of the Company or any of its subsidiaries.
(c)
You will be paid your unpaid base salary through your Last Day. The payment(s) set forth in this paragraph will be made in accordance with the Company’s regular payroll practices (or sooner if required by applicable law) and is not conditioned upon your signing this Letter Agreement. The Company will withhold from the above payment(s) all

Matthew Pasch

July 28, 2026

applicable federal, state and local taxes, and other designated or required withholdings and deductions.
2.
Equity: Except as modified in this Letter Agreement, all outstanding equity awards shall be governed by the terms of the respective award agreements.
3.
Other Benefits: All employee benefits not specifically continued by this Letter Agreement will terminate as of your Last Day.
4.
No Additional Amounts Due: You acknowledge that other than the payment(s) set forth in Paragraph 1(c) of this Letter Agreement, the Company does not owe you any additional amounts for anything, except as otherwise provided herein.
5.
Severance Benefits:
(a)
Your termination of employment is subject to the Severance Plan. Therefore, subject to (i) your execution of this Letter Agreement, (ii) your continued employment through the Last Day (and provided your employment is not terminated by the Company for Cause), (iii) your execution and non-revocation of the General Release attached hereto as Exhibit A, and (iv) your compliance with the terms of this Letter Agreement, the Severance Plan, and the Existing Obligations (as defined below), the Company will provide you with the following:
(i)
The Company will pay you the equivalent of one hundred and four (104) weeks (i.e., two (2) years) of your current base salary. These payments will be paid to you in bi-weekly installments in accordance with the Company’s regular payroll practices, and the Company will deduct from such payments all applicable federal, state and local taxes and other designated or required withholdings and deductions. The first payment will be forwarded to you on the first applicable payroll following the Release Effective Date (as defined in Exhibit A), and will cover all payment periods from the Last Day through the date of such first payment (the two-year time period associated with the amount of severance offered is hereinafter known as the “Severance Period”); provided, however, in the event that you obtain employment with any other employer or are otherwise retained by any other entity during the Severance Period, you shall promptly (and within ten (10) business days of accepting such employment or service) notify the Company regarding the terms of such employment or service and your severance pay benefit shall be reduced, dollar-for-dollar, by the amount of any income that you receive from any other employer or entity during the Severance Period; provided, further, that, in the event that you fail to notify the Company regarding such new employment or service within ten (10) business days of accepting such employment or service, you shall cease to be entitled to any further payment of severance pay benefits hereunder.
(ii)
Your current medical, dental, and vision benefits (if applicable) will remain in effect through the end of the month following your Last Day (should your Last Day be the last day of the month, then your benefits will end on your Last Day). Thereafter, you and your currently covered dependents are entitled to continue participating in the Company’s medical, dental, and vision insurance program (if applicable) under the Consolidated Omnibus

Matthew Pasch

July 28, 2026

Budget Reconciliation Act (“COBRA”), relating to the continuation of your medical, dental, and vision benefits (if applicable), and you and your currently eligible dependents may continue medical, dental, and vision insurance (if applicable) to the extent permitted by COBRA and to the extent permitted under the Burlington Coat Factory Welfare Benefit Plan. COBRA benefits, should you choose to elect them, begin on the first day of the month following your Last Day. The Company’s COBRA Administrator, Wex Health, will provide you with the COBRA Specific Rights Notice regarding your COBRA rights by separate letter. If you sign this Letter Agreement and the Release and elect COBRA by the deadline noted in the COBRA Specific Rights Notice, the Company will pay for the employer share of your monthly COBRA premium, and you will be responsible for the employee share, for up to the end of the eighteen (18) month period following your Last Day (the “Subsidized Coverage Period”). Following the conclusion of the Subsidized Coverage Period, should you notify the Company as set forth in Section 4.5 of the Severance Plan that you are not eligible to receive medical, dental, and/or vision coverage from any other employer or entity, the Company will issue you a one-time, lump sum payment in an amount (following appropriate taxes, withholdings and deductions) that will be equal to six (6) months’ worth of the employer portion of your monthly COBRA premium (the “One-Time Lump Sum Payment”). The One-Time Lump Sum Payment will be made to you on the first payroll following the conclusion of the Subsidized Coverage Period and receipt of your notification that you are not eligible to receive medical, dental, and/or vision coverage from any other employer or entity. Notwithstanding anything in this subparagraph to the contrary, in the event you become employed by another employer or retained by another entity during any portion of the Severance Period and are eligible to receive medical, dental, and/or vision coverage from such other employer or entity, you and your currently eligible dependents will cease to be entitled to the benefit set forth in this paragraph as of the date of your eligibility for benefits in such other employer’s or entity’s plan. The provisions contained in this subparagraph are not intended to extend your COBRA continuation coverage beyond the otherwise applicable COBRA period.
(iii)
The Company will provide you with an additional payment equal to a “pro rata” portion of the bonus you were eligible to receive for fiscal year 2026, if any, in accordance with the terms and conditions as set forth in Section 4.3 of the Severance Plan. For the avoidance of doubt, you shall not be due any bonus under any Company bonus plan for fiscal year 2027 or for any time thereafter.
(iv)
The Company will provide you with six (6) months of outplacement services offered by Lee Hecht Harrison.
(b)
In addition to the benefits provided to you pursuant to the Severance Plan, subject to (i) your execution of this Letter Agreement, (ii) your compliance with the terms of this Letter Agreement, the Severance Plan, and the Existing Obligations, (iii) your continued employment through the Last Day (and provided that your employment is not terminated by the Company for Cause), and (iv) your execution and non-revocation of the Release attached hereto as Exhibit A, then the Company will provide you with the following: the performance-based restricted stock units granted to you in 2024 (the “Award”) shall remain outstanding and shall vest or be forfeited based on attainment of the actual level of performance as if you remained employed through the end of the applicable performance period and prorated to reflect the

Matthew Pasch

July 28, 2026

portion of the applicable performance period worked prior to your Last Day.
(c)
You understand and agree that you shall cease to be entitled to any further payment of severance pay benefits (or any other benefits) set forth above and included herein should you violate or threaten to violate any of the provisions of this Letter Agreement, the Severance Plan, any equity grant agreement, or any other existing obligations, including but not limited to, your confidentiality, non-solicitation, non-competition, and other post-employment obligations to the Company (which are subject to the exceptions set forth in Paragraph 13 of this Letter Agreement) and, to the extent permitted by law, the Company shall be entitled to recoup any such benefits paid to you. If the Company decides to do so, it will stop providing you with the severance benefits set forth above beginning on the date of your violation or threatened violation of your obligations under this Letter Agreement, the Severance Plan, any equity grant agreement, or any other agreement. In such event, you understand and agree that all terms and conditions of this Letter Agreement shall remain in full force and effect, including but not limited to, the general release set forth below.
(d)
You acknowledge that the amounts and benefits provided to you in this paragraph constitute a severance package, and you acknowledge that Paragraph 5(a) provides you with compensation and benefits pursuant to the Severance Plan. The payments and other benefits set forth in this paragraph are in lieu of any additional compensation, and you will not receive, and are not entitled to receive, any additional bonuses, incentive payments, discretionary payments or other amounts.
(e)
This Letter Agreement is intended to be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code (the “Code”) to the maximum extent possible and shall be interpreted and construed consistently with such intent. For the avoidance of doubt, this Letter Agreement shall be subject to the terms of the Severance Plan relating to the application of Section 409A of the Code.
6.
Continuing Cooperation: You agree to cooperate with the Company during the Severance Period and thereafter on any actual or threatened legal matters involving you, the Company, and/or the Company’s affiliates or related companies, including with respect to any internal investigation or administrative, regulatory, or judicial inquiry, investigation, proceeding or arbitration, but excluding any claims brought by you against the Company. You understand and agree that your reasonable cooperation includes, but is not limited to, making yourself available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over all relevant documents which are or may come into your possession. The term “cooperation” does not mean that you must provide information that is favorable to the Company; it means only that you will provide truthful information within your knowledge and possession upon request of the Company. To facilitate your compliance, you must notify the Company of any change to your contact information including your address, telephone number and electronic mail address within seven (7) days of any such change. The Company agrees that all requests for cooperation will reasonably account for personal and professional commitments. In the event the Company requires your cooperation in accordance with this paragraph after your Last Day, the Company

Matthew Pasch

July 28, 2026

shall reimburse you for reasonable travel expenses provided that you submit to the Company appropriate documentation of such expenses within thirty (30) calendar days after such expenses are incurred.
7.
General Release:

(a) In consideration for the above, and all of the terms of this Letter Agreement, you, Matthew Pasch, for yourself, your agents, successors, heirs, executors, administrators, and assigns (all of whom are hereinafter individually and collectively referred to in this paragraph as “Releasors”), do hereby release, remise and forever discharge the Company and each of its respective parents, subsidiaries, affiliates, related companies, divisions, predecessors, successors, interests, assigns, and/or entities in which each has an ownership interest, and each of their present, former and future officers, directors, employees, trustees, agents, representatives, attorneys, investors and insurers and each of their heirs, successors, executors, assigns, and administrators and all persons acting by, through, under and/or in concert with any of them (all of whom are hereinafter individually and collectively referred to in this paragraph as “Releasees”) of and from any and all claims, demands, causes of action, actions, rights, damages, judgments, costs, compensation, suits, debts, dues, accounts, bonds, covenants, agreements, expenses, attorneys’ fees, damages, penalties, punitive damages and liability of any nature whatsoever, in law or in equity or otherwise, which Releasors have had, now have, shall or may have, whether known or unknown, foreseen or unforeseen, suspected or unsuspected, by reason of any cause, matter or thing whatsoever, from the beginning of time to the date you sign this Letter Agreement.

(b) By the general release set forth in this paragraph, you acknowledge that you are waiving and releasing all claims relating to or arising out of your employment with the Company, the terms and conditions of your employment, and the separation of that employment, including but not limited to, claims for breach of contract or implied contract, wrongful, retaliatory or constructive discharge, negligence, misrepresentation, fraud, detrimental reliance, promissory estoppel, defamation, invasion of privacy, impairment of economic opportunity, tortious interference with contract or business relationships, intentional or negligent infliction of emotional distress, any and all other torts, and claims for attorneys’ fees, as well as the following statutory claims described below.

(c) You further acknowledge that various local, state and federal laws prohibit discrimination based on, including but not limited to, age, gender, sexual orientation, race, color, national origin, religion, handicap, veteran’s status, and other protected classifications. These include, but are not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1866 and 1871, and the Civil Rights Act of 1991 (relating to gender, national origin, religion, race and certain other kinds of job discrimination), the Pregnancy Discrimination Act, the Equal Pay Act, the Rehabilitation Act of 1973 and the Americans with Disabilities Act (relating to disability discrimination in employment), and all other federal, state, or local laws prohibiting any form of employment discrimination, each as amended and all including their respective implementing regulations.

Matthew Pasch

July 28, 2026

You also understand and acknowledge that there are various federal and state laws governing benefit issues, wage and hour issues, and other employment issues, including, but not limited to, the Employee Retirement Income Security Act, the Sarbanes-Oxley Act of 2002, the National Labor Relations Act, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Uniformed Services Employment and Reemployment Rights Act, other state and local wage and hour laws, and other laws, each as amended and all including their respective implementing regulations.

You acknowledge that you are waiving and releasing any claims you may have under any of these statutes and under any other federal, state or municipal statute, ordinance, executive order or regulation relating to discrimination in employment, wage and hour issues, or in any way pertaining to employment relationships. You understand and acknowledge that this general release applies to all such employment-related claims that you now have or may have had from the beginning of time to the date you sign this Letter Agreement.

(d) You further agree that, subject to applicable law, neither you, nor anyone on your behalf, shall or may seek, or be entitled to recover reasonable attorneys’ fees and costs pursuant to any of the aforementioned federal, state or municipal statutes, or any other such laws. You understand and acknowledge that the release set forth in this paragraph applies to all claims and causes of action, including but not limited to, employment-related claims, which you now have or may have had from the beginning of time to the date you sign this Letter Agreement.

(e) You further represent and warrant that you have not filed any private civil actions, claims, or complaints with any federal, state, or local court against any of the Releasees. Nothing contained herein shall prohibit you from filing a charge with or participating in an investigation conducted by the Equal Employment Opportunity Commission (“EEOC”), the Securities and Exchange Commission (“SEC”), or any comparable state or local agency; however, you waive the right to recover any damages or fees in connection with any such charge, except that nothing in this Letter Agreement limits your right to receive an award or bounty for providing information to a governmental authority pursuant to any whistleblower law or regulation. Moreover, nothing in this Letter Agreement shall be construed to waive any right that is not subject to waiver by private agreement, including, without limitation, any claims arising under state unemployment insurance or workers’ compensation laws.

8.
Unemployment Compensation: The Company agrees not to contest your claim for unemployment compensation. However, you understand and agree that: (a) all decisions as to unemployment compensation benefits are made by the applicable state unemployment compensation agency and not by the Company and (b) the Company may be required by law to provide information and/or documentation to the applicable state unemployment compensation agency and that such actions are not in violation of this paragraph.
9.
Return of Company Property: Except as modified by this Letter Agreement, on or prior to your Last Day (or at any time if requested by the Company), you are required to return to the Company all Company-owned property in your possession, custody or control (including in your home, automobile and elsewhere), including, but not limited to, badges, keys, access cards, credit cards, smart phones, tablets, computer equipment, and all documents or

Matthew Pasch

July 28, 2026

electronically stored information in your possession, custody or control that relate to the Company, the services of the Company, or the performance of your job duties with the Company. Notwithstanding the above, the Company will allow you to keep your Company-issued cellular phone (and the number associated with that cellular phone) and your Company-issued iPad so long as you take the necessary steps with the Company’s IT department prior to your Last Day to remove any Company information (including, but not limited to, Company confidential information) from such devices and to transfer the number of the cellular phone to a personal cellular phone account to become effective following your Last Day. You understand and agree that all costs associated with those devices will be your sole responsibility following your Last Day. By signing this Letter Agreement, you represent and confirm that, except as provided herein, all such property, documents and materials have already been returned, or will be returned to the Company as of your Last Day, and any and all Company information will be removed from the Company-issued cellular phone and iPad that you will be keeping prior to your Last Day.
10.
Company Confidential Information: You acknowledge that during your employment with the Company, you acquired and developed knowledge of and information concerning the confidential and proprietary information of the Company and other Releasees (including, but not limited to, existing and prospective customer, supplier, and vendor information; Company trade secrets; pricing and marketing strategies; business plans; and all strategic, marketing, promotional, and financial information). Subject to the exceptions set forth in Paragraph 13 of this Letter Agreement, you agree not to disclose any such information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever unless authorized in writing to do so by the Company, or to use any such information for your own purpose or for the benefit of any person, firm, corporation, association or other entity other than the Company or other Releasees.
11.
Confidentiality of this Letter Agreement: Subject to applicable law and the exceptions set forth in Paragraph 13 of this Letter Agreement, the existence, terms and conditions of this Letter Agreement shall be kept confidential by you, except that you may disclose the terms and conditions of this Letter Agreement to your immediate family, attorney(s), accountant(s), and tax preparer(s), provided that they also keep this Letter Agreement and its terms and conditions confidential. Notwithstanding the foregoing, you shall not be restricted from discussing matters of this Letter Agreement that have been publicly disclosed.
12.
Non-Disparagement: Subject to the exceptions set forth in Paragraph 13 of this Letter Agreement, from the date of this Letter Agreement and thereafter, you agree not to make any disparaging remarks, comments or statements (whether written, oral or electronic/digital) concerning the Company or any of the Releasees.
13.
Exceptions: You acknowledge and agree that nothing contained in this Letter Agreement or in any agreement between you and the Company limits your ability to file a charge or complaint with the EEOC, the National Labor Relations Board, the Occupational Safety and Health Administration, the SEC, or any other federal, state or local law enforcement agency, governmental agency or commission (“Government Agencies”). You further understand that this Letter Agreement does not limit your ability to communicate with any Government

Matthew Pasch

July 28, 2026

Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Letter Agreement does not limit your right to seek or receive a SEC whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934, or any other whistleblower award for information provided to any Government Agencies. You further acknowledge that, subject to applicable law, in connection with any such communication with any Government Agencies, you are not permitted to disclose any information that is protected by the attorney-client privilege or any other privilege belonging to the Company, as the Company does not waive and intends to preserve such privileges. You are further notified that, pursuant to 18 U.S.C. § 1833(b), an individual may not be held criminally or civilly liable under any federal or state trade secret law for disclosure of a trade secret: (a) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; and/or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, an individual suing an employer for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to his or her attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order.
14.
Existing Obligations: By signing this Letter Agreement, you reaffirm and ratify any existing non-competition, non-solicitation, confidentiality, and any other post-employment obligations you have under any other agreement (including, but not limited to, the Severance Plan (including the non-competition, non-solicitation, confidential information and other obligations set forth in Section 4.8 of the Severance Plan) or any equity grant agreement) with the Company and/or its affiliates and related companies (such obligations, collectively, “Existing Obligations”).
15.
References: The Company agrees that it will only provide your name, dates of employment, title and salary information in response to any reference request. To obtain this neutral reference, you agree that you will provide your social security number and the Company’s Work Number Employer Code (13200) to the person seeking proof of your employment with the Company and will direct that person to contact The Work Number at its website, www.theworknumber.com, or by phone at 1-800-367-5690 to obtain proof of your employment with the Company.
16.
Miscellaneous:

(a) Assignment: The Company may assign this Letter Agreement and such assignment will take effect for the benefit of any successors or assigns of the Company created by merger, reorganization, sale of assets or otherwise. You hereby consent and agree to such assignment and enforcement of such rights and obligations by the Company’s successors or assigns. You may not assign this Letter Agreement.

(b) No Admission: This Letter Agreement is not, and shall not be construed to be, an admission of liability, culpability or any other legal conclusion.

Matthew Pasch

July 28, 2026

(c) Governing Law and Forum Selection: To the extent not governed by federal law, this Letter Agreement shall be interpreted, enforced and governed under the laws of the State of New Jersey. You agree that any dispute, controversy or claim arising out of or related to this Letter Agreement, including the validity of this arbitration clause, or any breach of this Letter Agreement shall be submitted to and decided by binding arbitration in Burlington, New Jersey. Arbitration shall be conducted in accordance with the American Arbitration Association’s Employment Arbitration Rules then in effect, as modified by the Company’s Early Dispute Resolution Program Rules and Procedures (STEPS) then in effect. Any arbitral award determination shall be final and binding upon the parties and may be entered as a judgment in a court of competent jurisdiction.

(d) Construction: If any provision of this Letter Agreement is declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions of the Letter Agreement shall not be affected thereby and the illegal or invalid part, term or provision shall be deemed not to be a part of this Letter Agreement.

(e) Entire Agreement: This Letter Agreement, together with the Severance Plan and the Existing Obligations, constitutes the entire understanding between the parties regarding your separation from employment with the Company and supersedes any prior written or oral agreements regarding such employment (with the exceptions set forth herein). You acknowledge that there are no representations by the Company, oral or written, which are not set forth in this Letter Agreement upon which you relied upon in signing this Letter Agreement. This Letter Agreement cannot be modified or amended except by written agreement signed by both you and the Chief Executive Officer of the Company.

(f) Counterparts and Electronic Signatures: This Letter Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which taken together constitute one and the same agreement. The counterparts of this Letter Agreement may be executed and delivered by facsimile or other electronic means by you or the Company and each may rely on the receipt of such document so executed and delivered by facsimile or other electronic means as if the original had been received.

17.
Acknowledgment; Review Period: You acknowledge and certify that you: (a) have been advised to consult with an attorney prior to executing this Letter Agreement; (b) have been given five (5) business days from receipt of this Letter Agreement to consider its terms (although you may sign it sooner); (c) have carefully read and fully understand all of the provisions of this Letter Agreement; and (d) are entering into this Letter Agreement knowingly, voluntarily and of your own free will, and intending to be legally bound.

If you choose to accept the terms of this Letter Agreement, please return it to me signed by you no later than August 2, 2026. This Letter Agreement shall become effective upon the date that you sign it (the “Effective Date”). If you do not return it to me signed by August 2, 2026, we shall assume that you have elected not to accept the terms and conditions of this Letter Agreement, and the offer set forth herein shall thereafter be null and void.

Matthew Pasch

July 28, 2026

Your signature below indicates your acceptance of this Letter Agreement and shall cause this Letter Agreement to be binding upon you, your heirs, representatives and assigns. Your signature shall also signify that you have read and understand the Letter Agreement, and have reviewed it with an attorney or have elected not to do so.

We wish you much success in the future.

Sincerely,

BURLINGTON coat factory warehouse CORPORATION

By: /s/ Michael O’Sullivan

Name: Michael O’Sullivan

Title: Chief Executive Officer

Date: July 31, 2026

Accepted and Agreed to on this

31st day of July 2026, and

intending to be legally bound.

By: /s/ Matthew Pasch

Matthew Pasch

Matthew Pasch

September 1, 2026

Exhibit A

General Release of Claims

In exchange for the consideration described in Paragraph 5 of the Letter Agreement, dated as of July 28, 2026 (the “Letter Agreement”) by and between Burlington Coat Factory Warehouse Corporation (the “Company”) and Matthew Pasch (“you”), and in accordance with the terms of the Letter Agreement, you hereby agree to the terms of this General Release of Claims (this “Release”), as follows:

1.
Last Date of Employment. You acknowledge and agree that your separation from employment with the Company was effective as of September 1, 2026 (the “Last Day”).
2.
No Other Payments or Benefits. You acknowledge and agree that Releasees (as defined below) have fully satisfied any and all obligations owed to you arising out of or relating to your employment with the Company or any other Releasees through the Last Day, and no further sums, payments or benefits are owed to you by the Company or any other Releasees arising out of or relating to your employment with the Company or any other Releasees, except as expressly provided in Paragraph 5 of the Letter Agreement.
3.
Release of Claims.
(a)
In consideration for the above, and all of the terms of the Letter Agreement, you, Matthew Pasch, for yourself, your agents, successors, heirs, executors, administrators, and assigns (all of whom are hereinafter individually and collectively referred to in this paragraph as “Releasors”), do hereby release, remise and forever discharge the Company and each of its respective parents, subsidiaries, affiliates, related companies, divisions, predecessors, successors, interests, assigns, and/or entities in which each has an ownership interest, and each of their present, former and future officers, directors, employees, trustees, agents, representatives, attorneys, investors and insurers and each of their heirs, successors, executors, assigns, and administrators and all persons acting by, through, under and/or in concert with any of them (all of whom are hereinafter individually and collectively referred to in this paragraph as “Releasees”) of and from any and all claims, demands, causes of action, actions, rights, damages, judgments, costs, compensation, suits, debts, dues, accounts, bonds, covenants, agreements, expenses, attorneys’ fees, damages, penalties, punitive damages and liability of any nature whatsoever, in law or in equity or otherwise, which Releasors have had, now have, shall or may have, whether known or unknown, foreseen or unforeseen, suspected or unsuspected, by reason of any cause, matter or thing whatsoever, from the beginning of time to the date you sign this Release.
(b)
By the general release set forth in this paragraph, you acknowledge that you are waiving and releasing all claims relating to or arising out of your employment with the Company, the terms and conditions of your employment, and the separation of

Matthew Pasch

September 1, 2026

that employment, including but not limited to, claims for breach of contract or implied contract, wrongful, retaliatory or constructive discharge, negligence, misrepresentation, fraud, detrimental reliance, promissory estoppel, defamation, invasion of privacy, impairment of economic opportunity, tortious interference with contract or business relationships, intentional or negligent infliction of emotional distress, any and all other torts, and claims for attorneys’ fees, as well as the following statutory claims described below.
(c)
You further acknowledge that various local, state and federal laws prohibit discrimination based on, including but not limited to, age, gender, sexual orientation, race, color, national origin, religion, handicap, veteran’s status, and other protected classifications. These include, but are not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1866 and 1871, and the Civil Rights Act of 1991 (relating to gender, national origin, religion, race and certain other kinds of job discrimination), the Pregnancy Discrimination Act, the Equal Pay Act, the Age Discrimination in Employment Act and the Older Workers’ Benefit Protection Act (relating to age discrimination in employment) (“ADEA”), the Rehabilitation Act of 1973 and the Americans with Disabilities Act (relating to disability discrimination in employment), and all other federal, state, or local laws prohibiting any form of employment discrimination, each as amended and all including their respective implementing regulations.

You also understand and acknowledge that there are various federal and state laws governing benefit issues, wage and hour issues, and other employment issues, including, but not limited to, the Employee Retirement Income Security Act, the Sarbanes-Oxley Act of 2002, the National Labor Relations Act, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Uniformed Services Employment and Reemployment Rights Act, other state and local wage and hour laws, and other laws, each as amended and all including their respective implementing regulations.

You acknowledge that you are waiving and releasing any claims you may have under any of these statutes and under any other federal, state or municipal statute, ordinance, executive order or regulation relating to discrimination in employment, wage and hour issues, or in any way pertaining to employment relationships. You understand and acknowledge that this general release applies to all such employment-related claims that you now have or may have had from the beginning of time to the date you sign this Release.

(d)
You further agree that, subject to applicable law, neither you, nor anyone on your behalf, shall or may seek, or be entitled to recover reasonable attorneys’ fees and costs pursuant to any of the aforementioned federal, state or municipal statutes, or any other such laws. You understand and acknowledge that the release set forth in this paragraph applies to all claims and causes of action, including but not limited to, employment-related claims, which you now have or may have had from the beginning of time to the date you sign this Release.

Matthew Pasch

September 1, 2026

(e) You further represent and warrant that you have not filed any private civil actions, claims, or complaints with any federal, state, or local court against any of the Releasees. Nothing contained herein shall prohibit you from filing a charge with or participating in an investigation conducted by the Equal Employment Opportunity Commission, the Securities and Exchange Commission, or any comparable state or local agency; however, you waive the right to recover any damages or fees in connection with any such charge, except that nothing in this Release limits your right to receive an award or bounty for providing information to a governmental authority pursuant to any whistleblower law or regulation. Moreover, nothing in this Release shall be construed to waive any right that is not subject to waiver by private agreement, including, without limitation, any claims arising under state unemployment insurance or workers’ compensation laws.

4.
Effective Date; ADEA Release.
(a)
You understand and acknowledge that this Release specifically applies to any claims you may have against Releasees pursuant to the ADEA. The Company advises you to consult with an attorney of your choosing prior to signing this Release. You represent that you have had the opportunity to review this Release with an attorney of your choice. You represent that you have carefully read and fully understand all provisions of this Release, and you have the full power, capacity and authority to enter into this Release. You also agree and acknowledge that you are receiving payments and/or benefits to which you would not otherwise be entitled unless you sign this Release, that you have voluntarily consented to this Release, and that you have entered into this Release freely, knowingly and voluntarily.
(b)
You acknowledge and agree that (i) you were presented with this Release on September 1, 2026, (ii) you have had at least twenty-one (21) calendar days to consider and sign this Release, and (iii) you have seven (7) calendar days from the date you sign this Release to revoke your acceptance of this Release. You agree that any changes to this Release, whether material or immaterial, do not restart the running of the twenty-one (21) day period. If you choose to revoke your acceptance of this Release, you must do so in writing and send the revocation to Burlington Coat Factory Warehouse Corporation, President and CEO, 2006 Route 130 North, Burlington, NJ 08016, with a copy to the General Counsel at the same address. This revocation must be received within the seven (7) calendar day revocation period. If you do not properly revoke your acceptance of this Release, it will be effective eight (8) calendar days after you sign it (the “Release Effective Date”).

If the above requirements are not met, this Release will not be effective and you will not receive the payments and benefits set forth in Paragraph 5 of the Letter Agreement.

Matthew Pasch

September 1, 2026

5.
General Provisions. The provisions of Paragraphs 9, 13 and 16 of the Letter Agreement are hereby incorporated by reference as if fully set forth herein and shall apply mutatis mutandis with respect to the subject matter of this Release.

[Signature Page Follows]

Matthew Pasch

September 1, 2026

Please sign and date this Release, in the spaces provided below and send the complete, signed copy to Michael O’Sullivan. If you sign this Release prior to the Last Day, the Company will return this Release to you and you will be asked to re-execute this Release on or after the Last Day.

YOUR SIGNATURE BELOW INDICATES THAT YOU HAVE CAREFULLY READ AND UNDERSTAND THE TERMS OF THIS RELEASE, THAT YOU WERE ADVISED TO CONSULT AN ATTORNEY ABOUT THIS RELEASE, AND THAT YOU ARE SIGNING THIS RELEASE KNOWINGLY AND VOLUNTARILY.

ACCEPTED AND AGREED:

Matthew Pasch

Date